Exhibit 10.27

SECURITIES EXCHANGE AGREEMENT

I

PARTIES

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into this 12th day of February, 2021 (the “Effective Date”), by and between GENEVA ROTH REMARK HOLDINGS, INC., a New York corporation (“Geneva Roth”); and, DATA443 RISK MITIGATION, INC., a Nevada corporation (“ATDS”). Geneva Roth and ATDS are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. ATDS previously issued in favor of Geneva Roth that certain Convertible Promissory Note in the original principal amount of Sixty Three Thousand Dollars ($63,000) on 10 September 2020, with a maturity date of 10 September 2021 (the “Original Note”).

B. ATDS has a class of shares designated as the Series B Preferred Stock (the “Series B”), consisting of eighty thousand (80,000) authorized shares (stated value of $10.00 per share), as reflected in the Certificate of Designation for the Relative Rights and Preferences of the Series B Preferred Stock of Data443 Risk Mitigation, Inc. filed on 25 November 2020 with the Nevada Secretary of State (the “Certificate”).

C. The Parties wish to exchange the Original Note for shares of Series B, pursuant to the terms and conditions contained herein.

D. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

EXCHANGE AND ISSUANCE

3.1 Exchange. Solely in exchange for the Original Note (no consideration other than the Original Note), and intended to satisfy all applicable requirements of Section 3(a)(9) of the Securities Act of 1933, as amended from time-to-time (the “Act”), and Rule 144(d)(3)(ii) under the Act, upon execution hereof, Geneva Roth shall exchange the Original Note for six thousand five hundred sixty (6,560) shares of Series B (the “Issued Shares”). The Original Note shall thereafter be cancelled and be of no further force and effect.

3.2 Issuance. The Issued Shares shall be deemed to have been issued as of and on 10 September 2020, with said date deemed to be the “Issuance Date” for all purposes under the Certificate. ATDS further represents and warrants to Geneva Roth as follows with regard to the Issued Shares:

(a) Upon issuance and delivery to Geneva Roth, the Issued Shares will be fully paid and nonassessable.

(b) The issuance of the Issued Shares will not be in violation of any preemptive rights or any federal or state securities laws.

(c) There are no outstanding subscriptions, options, warrants, calls, commitments, or agreements to which ATDS is a party or by which it is bound relating to the Issued Shares.

(d) Upon issuance and delivery to Geneva Roth, the Issued Shares will be owned beneficially and of record by Geneva Roth, free and clear of any lien or encumbrance whatsoever.

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(e) ATDS has full and unrestricted right and power to issue and deliver the Issued Shares to Geneva Roth pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person.

3.3 No Prior Assignment of Released Claims. Geneva Roth hereby covenants and agrees that no portion of the Original Note has been assigned to any other person, and that no other person has any interest in the Original Note.

3.4 Disclosure. The Parties agree that ATDS shall be entitled to (i) issue a press release regarding the transaction envisioned hereunder; and, (ii) file a form 8-K with the Securities and Exchange Commission in order to satisfy applicable federal securities laws.

V

ADDITIONAL PROVISIONS

6.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

6.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the Disputes. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

6.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.4 Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Supreme Court of New York, Manhattan County, shall be the sole jurisdiction and venue for the bringing of such action.

6.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

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6.6 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

6.7 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

6.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

6.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

6.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

6.11 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

6.12 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 6.12.

6.13 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

VII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

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GENEVA ROTH:	ATDS:

GENEVA ROTH REMARK HOLDINGS, INC.,	DATA443 RISK MITIGATION, INC.,
a New York corporation	a Nevada corporation

BY: ___________________________	BY: ___________________________

NAME: Curt Kramer	NAME: _________________________

TITLE: Chief Executive Officer	TITLE: ________________________

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